UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2012

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California		90745-6209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 4, 2012, Joel H. Benkie was elected executive vice president and chief operating officer of Ducommun Incorporated (the “Company”), effective on the first day of his employment by the Company (which is currently anticipated to be June 18, 2012). From 2008 to 2012, Mr. Benkie was the group vice president of operations at Parker Aerospace, a unit of Parker Hannifin Corporation. From 1995 to 2008, Mr. Benkie served in a number of group vice president and general manager roles at Parker Hannifin. Mr. Benkie is 56 years of age.

The Company and Mr. Benkie have entered into an employment letter agreement in the form attached hereto as Exhibit 99.1 (the “Letter Agreement”). Under the Letter Agreement, Mr. Benkie will receive an annual base salary of $400,000, will be eligible to participate in the Company’s annual bonus plan, will be granted a stock option for 20,000 shares and restricted stock units for 8,000 shares, will be eligible to participate in the Company’s stock incentive programs, and will receive usual Company-provided benefits.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Employment Letter Agreement dated May 3, 2012 between Ducommun Incorporated and Joel H. Benkie.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: June 4, 2012	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel